ACCOUNTANTS' CONSENT

The Board of Directors
McKenzie Bay International, Ltd.

        We consent to the use of our notice to reader attached to the unaudited third quarter financial statements for filing with the to the Securities and Exchange Commission.


                                                    /s/ Zaritsky Penny LLP
                                                        ------------------
                                                        Zaritsky Penny LLP
London, Ontario                                         Chartered Accountants
August 14, 2002